Exhibit 99(a)

Household Finance Corporation
Household Automotive Trust VI    (2000-3)
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Original Principal Class A
   Class A-1                               136,000,000
   Class A-2                               158,000,000
   Class A-3                               175,000,000
   Class A-4                               193,000,000
Number of Class A Bonds (000's)
   Class A-1                                   136,000
   Class A-2                                   158,000
   Class A-3                                   175,000
   Class A-4                                   193,000


Distribution Date                                                  2002 Totals
Days

CLASS A
Class A-1 Principal Distribution                                            0.00
Class A-1 Interest Distribution                                             0.00

Class A-2 Principal Distribution                                   55,317,213.74
Class A-2 Interest Distribution                                       746,003.77

Class A-3 Principal Distribution                                  100,337,634.16
Class A-3 Interest Distribution                                    10,001,187.23

Class A-4 Principal Distribution                                            0.00
Class A-4 Interest Distribution                                    13,818,800.04